Trademark Agency Agreement

Party A: Huizhong Business Consultant (Beijing) Co., Ltd.

Party B: Beijing Weiben Intellectual Property Management Co., Ltd.

Due to business demand, Party A hereby authorizes Party B as the intellectual property agency to undertake the matter of trademark service. Party B shall be obliged to provide Party A with inquiry and suggestions of trademark registration in the early stage, and the whole monitoring of the trademark and maintenance in the later stage for free. In order to define the rights and obligations of both parties, this agreement is concluded through friendly consultation on the basis of equality and free will.

I. Matters

1. Party A shall entrust Party B with the following matters, and Party B shall agree to accept the commission: Registration [X] Objection [  ] Alteration [  ] Transfer [  ] Renewal [  ] Revocation [  ] Recheck [  ] License contract recording [  ] Others:

Party A shall entrust Party B to act for the matters of trademark registration with Class No. 9, 35, 36, 38 and 42, for totally five trademarks.

2. Specific circumstances of the entrusted matters: (please refer to the attachment)

II. Rights and obligations of Party A

1. Party A shall be entitled to fully entrust party B to carry out the work and shall be timely informed of the progress of the case, and provide reasonable recommendations and requirements in regard to the fault in Party B's work.

2. Party A shall cooperate with Party B to carry out the work, and shall timely provide materials according to the list of materials issued by Party B and shall ensure the accuracy and validity of the materials.

3. According to this agreement, the fees for the Trademark Office and for agency commission shall be paid within three days as of the signing date.

Rights and obligations of Party B:

1. Party B shall carry out the matters of trademark entrusted by Party A and shall accept Party A's supervision at any time, and shall timely reply to Party A's questions in detail and shall appropriately adopt the suggestions and requirements raised by Party A.

2. Within three days after confirming the agreed payment is made by Party A, Party B shall apply for the registration of the trademark to the State Trademark Bureau (which can be directly submitted to Trademark Office in the capacity of an applicant), and shall always pay attention to the progress of the case and timely provide feedback information for party A in order to ensure the successful completion of the matters entrusted by Party A.

3. Party B shall be obliged to send the original copies of the acceptance notice to Party A by mail within three months and shall be responsible for the whole tracking and monitoring of Party A's trademark. The time of issuance of the official document shall be subject to the time issued by the Trademark Office and Trademark Review and Adjudication Board.

4. Party B shall not accept the entrusted matters in relation to the trademarks which are similar to Party A's trademark in the same industry or matters that are inconsistent with the interests of Party A after accepting Party A's commission. Both parties shall keep the contents of the contract confidential. Party B shall strictly keep the business secrets of Party A in the entrusted matters. In case of any leakage of Party A's business secrets due to Party B, Party B shall bear the loss caused to Party A.

III. Service charges and payment method

This agreement is for cases of application for trademark registration and there shall be a total of 5 cases, and the total costs shall be RMB 8000 Yuan (amount in words:

RMB eight thousand, charges of Trademark Office included).

Please make arrangements for the above payment to the following account:

Account name: Beijing Weiben Intellectual Property Management Co., Ltd.

Bank of deposit: Branch at South Road of China Agricultural University of China Construction Bank

Account No.: 11001175800053000087

This agreement shall be an agency agreement for the application for registration of the trademarks and shall not contain any matter of legal entrustment such as the trademark appraisal. The costs shall be charged according to service items as agreed. In case of any review, objection and other agency items of legal service, the costs shall be accounted separately.

IV. Liability for breach of agreement

In case of any condition in relation to requirement of time limits such as "official review comments" or "rejection" during the process of trademark application, Party B shall notify Party A on that day (based on evidence such as phone call or fax), and in case the application is invalid caused by the failure in examination, or by Party A's failure in replying to the "official review comments", Party B shall not assume any responsibility. In case the application is invalid caused by Party B's failure in notifying Party A timely due to Party B's fault in work, Party B shall refund the agency commission paid by Party A for the invalid trademark.

Due to the special legal procedures of trademark registration and in accordance with relevant national regulations, the results of inquiry of the trademark carried out by Party B through any way (including bureau inspection) shall not be considered as a legal basis and can only be used as reference during registration, and shall not be judged as Party B's fault in work.

V. Confidentiality

Both Party A and Party B shall be obliged to information keep confidential such as technologies and market of the opposite party obtained during the process of performance of this agreement. Party B shall keep Party A's business secrets obtained from the entrusted matters confidential, and in case of any leakage of Party A's business secrets due to Party B, Party B shall bear the loss caused to Party A.

This agreement is in duplicate, each of which shall be held respectively by Party A and Party B (both fax and scanning copies are effective), and both shall have the same legal effect. This agreement shall take effect since the date of signing (both telex and mail are effective), and the agreement shall be submitted to the Trademark Office for the final review comments in written form in regard to the entrusted matters, and the agreement shall be handed over to Party A by Party B.

VIII. Any matter not covered in the agreement shall be resolved by both parties through consultation.

Signing page:

Party A: Huizhong Business Consultant (Beijing) Co., Ltd.

Contact address: Room 1105 & 1106, 10/F,

Building No. 1, No.6, Danleng Street, Haidian

District, BeijiContact: Deng Jiao

Mobile phone: 15901692641

Tel.:

E-mail: dengjiao@hyjf.com

Date of signing: May 5th, 2016

Party B: Beijing Weiben Intellectual Property Management Co., Ltd.

Address: Room 103-2, Block A, Zhongguancun Intellectual Property Building, No. 21, Unit A, South Haidian Road, Haidian District, Beijing

Contact: Jiang Jianjun

Mobile phone: 13611261072

Tel.: 010-62531820

E-mail: jiangjj@wisben.cn

Date of signing: May 5th, 2016

Attachments:

Applicant	Huizhong Business Consultant (Beijing) Co., Ltd.
Address	Room 1105 & 1106, 10/F, Building No. 1, No. 6, Danleng Street, Haidian District, Beijing
Type	Trademark (black and white)	Commodity/Service
9	1. Downloadable computer application software; 2. Network communication equipment; 3. E-book reader; 4. Microelectronic chip; 5. Disk; 6. Smart card (integrated circuit card); 7. Electronic note; 8. Money counting and sorting device; 9. Smartphone; 10. Magnetic materials and device;
35	1. Advertisement propaganda; 2. Commercial management of franchise; 3. Commercial intermediary service; 4. Supply of business information through website; 5. Import & export agency; 6. Marketing; 7. Supply of on-line market for both parties in relation to the commodity and service; 8. Data retrieval in computer files (for others); 9. Appointment of service arrangement (office matters); 10. Commercial audit;
36	1. Insurance broker; 2. Capital investment; 3. Financial service; 4. Financial management; 5. Financial credit; 6. Financial evaluation (Insurance, banking, real estate); 7. Installment loans; 8. Fund investment; 9. Guarantee; 10. Charitable fund raising;
38

1. Information transfer; 2. Telephone service; 3. Telegraph service; 4. Telephone communication; 5. Cellular telephone communication; 6.Communication by computer terminal; 7. Telegraph transmission; 8. Telex service; 9. E-mail transmission; 10. Information about telecommunication;

42

1. Technical research; 2. Supply of Internet search engine; 3. Software as a service; 4. Supply of computer technologies and programming information by means of website; 5. Cloud computing; 6. Evaluation of intangible assets; 7. Computer system design; 8. Computer programming; 9. Computer software design; 10. Technology consulting;